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                                                                    EXHIBIT 10.4

                SERVICE AGREEMENT: AUTOMATE: 2000/(R)/ SERVICES


Agreement dated, executed and effective as of this 18/th/ day of November, 1997, by and between Peritus Software Services, Inc., a Massachusetts corporation having its principal place of business at 2 Federal Street, Billerica, MA 01821-3485 ("Peritus"), and Great American Insurance Company ("CLIENT"), an Ohio corporation, having its principal place of business at 49 East Fourth Street, Cinncinati, Ohio 45202


WHEREAS, Peritus is in the business of providing Automate:2000/(R)/ services;
         and

WHEREAS, CLIENT desires to receive such services, subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the following mutual promises contained herein, the Parties agree in good faith to the following obligations and duties:

SECTION 1- DEFINITIONS:

     1.1: "Automate:2000/(R)/" herein shall refer to the service, provided by Peritus, of identifying portions of software code that may cause errors relating to the change in the calendar year to 2000 A.D. ("Year 2000 Type Errors") and/or correcting such identified portions so as to prevent the occurrence of Year 2000 Type Errors.

     1.2: "Delivery Personnel" herein shall refer to the Employees of Peritus who provide the Automate:2000/(R)/ service to CLIENT.

     1.3: "LOC" herein shall refer to the lines of code for which the Automate:2000/(R)/ service is used, or the lines of code which are treated by or processed by Peritus pursuant to this Agreement. A line of code is an 80 character string of computer software code that is not solely a comment line or is not solely a blank line. Copybooks and other code that might be used many times within the application are counted only once.

     1.4: "Service Order" or "SO" herein shall refer to an agreement between
          Peritus and CLIENT in which the parties agree that Peritus will provide the Automate:2000/(R)/ service to CLIENT with respect to a specific number of LOC or for a specific project. A form of the Service Order is attached at Attachment A.
                                       -------------

     1.5: "Domain Expert" herein shall refer to person who is an expert in the program language, program code, program coding practices, program architecture and use of such program which is the subject matter of an SO.

     1.6: "Acceptance" herein shall refer to confirmation from CLIENT that goods or services provided by Peritus to CLIENT are reasonably acceptable to

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           CLIENT in terms of quality, performance and in time of delivery, and further is a statement that Peritus has complied with all of its material obligations with regard to the goods or services for which Acceptance is provided.

     1.7: "Accepted" herein shall refer to the fact that the relevant goods or services provided by Peritus to CLIENT have been such that CLIENT has given Acceptance to Peritus.

     1.8: "Rejection" shall refer to an affirmative statement from CLIENT that goods or services provided by Peritus to CLIENT are not reasonably acceptable to CLIENT in terms of quality, performance and in time of delivery, and further is a statement that Peritus has not complied with all of its material obligations with regard to the goods or services for which Acceptance is requested.

     1.9: "Year 2000 Corrected" herein refers to the status of the applicable CLIENT software as such that no Year 2000 Type Errors affect the ability of the applicable CLIENT software to correctly identify, manipulate, and perform calculations on dates later than December 31, 1999, provided it is used in accordance with its associated documentation and provided that when it is linked up to other software and hardware, such software and hardware factor in the calendar date on the same conditions as, and are compatible with such applicable CLIENT software. However, notwithstanding anything to the contrary in the foregoing, the applicable CLIENT software may be considered "Year 2000 Corrected" even if it is not capable of correctly identifying, manipulating, and performing calculations on dates later than December 31, 1999 if such incapability is a result solely of the applicable CLIENT software not being able to correctly identify, manipulate, and perform calculations on dates due to mishandling or miscoding of leap year calculations and related adjustments.

     1.10: "SA" herein shall refer to this Agreement.

     1.11: "Frozen Code" shall refer to a copy of the LOC Peritus provides to CLIENT under this Agreement that is unchanged by any entity other than Peritus.

SECTION 2- SERVICE ORDERS:

     2.1: A Service Order shall be subject to the terms and conditions of this Agreement and shall identify itself as an SO governed by this Agreement. In the event that terms of this Agreement conflict with the terms of any Service Order, the terms of this Agreement shall control and take precedence unless the Service Order explicitly, and with reference to the specific terms in this Agreement which are to be affected, states otherwise.

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     2.2:  Peritus and CLIENT acknowledge that this Agreement sets forth the terms under which Peritus may provide the Automate:2000/(R)/ service to CLIENT, but does not by itself create any obligation to provide the Automate:2000/(R)/ service to CLIENT. The specific nature and amount of the Automate:2000/(R)/ services to be provided to CLIENT shall be as specified in Service Orders executed pursuant and subject to this Agreement. Hence, notwithstanding anything to the contrary herein, any services or Delivery Personnel that Peritus is to provide or supply under this Agreement shall only be provided in accordance with this Agreement and an effective Service Order.
                               ---

     2.3: Peritus shall be entitled to assume that each executed SO has an effective purchase order associated with such SO.

SECTION 3- CONTRACT ASSUMPTIONS:

     3.1- PRICING ASSUMPTIONS:

           Peritus and CLIENT agree and acknowledge that they have made and used the assumptions set forth below in this Section 3.1 (hereafter
                                                        -----------
           the "Assumptions") to formulate and create the pricing described in the applicable SO that will be applicable to each and every separately applicable Service Order unless a particular SO provides otherwise. The Assumptions are as follows:

               i) that all assessment/ impact analysis SO will be priced at a time and material cost,

               ii) that all of the software source code provided for which the Automate:2000/(R)/ services are to be provided involve software code written in the IBM OS/VS COBOL or the IBM VS COBOL II standard computer language (excluding nested programs and intrinsic functions), and

               iii) that the number of LOC referenced in any SO is materially correct.


SECTION 4- LEVELS OF SERVICE, WARRANTIES AND RELATED MATTERS:

     4.1:  In fulfillment of any SO, Peritus shall:

               i) be responsible for the packaging and return of LOC to be provided to CLIENT,

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               ii)  assign a "Peritus Project Manager" who will be responsible for managing, along with the CLIENT Project Manager, quality control, communications, planning, support and service issues relevant to the Automate:2000/(R)/ services being provided to CLIENT under the SOs,

               iii) assign a "Peritus Team Leader" for each SO who will
                    technically evaluate the subject matter of the SO and develop a plan to perform the SO, in addition to managing the Peritus Renovation Engineers assigned to perform the obligations of Peritus pursuant to the applicable SO, and

               iv) provide two "Renovation Engineers" for each SO to provide the Automate:2000/(R)/ services.

     4.2- WARRANTY AND RELATED REMEDIES:

            When Peritus delivers LOC to CLIENT, both Peritus and CLIENT shall maintain a copy of such LOC as Frozen Code for at least 210 days after such delivery.

            For the period beginning when Peritus delivers LOC to CLIENT for testing and ending 210 days after such delivery, Peritus warrants that the applicable delivered LOC in its Frozen Code state shall be Year 2000 Corrected. This warrant does not extend to LOC which is altered by any party other than Peritus. In order to enforce the aforementioned warranty, it shall be the responsibility of CLIENT to identify in the Frozen Code the claimed defect which CLIENT believes breaches this Section 4.2.
                          -----------

     4.3- SOLE AND EXCLUSIVE REMEDIES FOR SECTION 4.2 WARRANTY:
                                          -----------

            CLIENT'S SOLE AND EXCLUSIVE REMEDY (PROVIDED THAT SUCH DOES NOT FAIL OF ITS ESSENTIAL PURPOSE) FOR A BREACH OF THE WARRANTY PROVIDED UNDER SECTION 4.2 HEREIN SHALL BE THAT DURING THE PERIOD FOR WHICH
                  -----------
            THE WARRANTY IS IN EFFECT, PERITUS SHALL CORRECT ALL DOCUMENTED AND REPEATABLE DEFECTS WHICH ARE IN THE APPLICABLE DELIVERED LOC IN ITS FROZEN CODE STATE WHICH CLIENT HAS EXPLICITLY IDENTIFIED FOR PERITUS (BY REFERENCE TO THE APPLICABLE PORTION OF THE FROZEN CODE) AS CAUSING A BREACH OF THE SECTION 4.2 WARRANTY.
                                    -----------

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             Subject to the limitations on liability in this Agreement, nothing in this Section 4.3 limits CLIENT's right to seek to recover direct
                     -----------
             damages, provided that CLIENT has first sought remedy as set forth in the preceding paragraph, such remedy has failed of its essential purpose, and further that CLIENT takes reasonable steps to mitigate CLIENT's damages and related costs.

             Peritus shall not charge CLIENT pursuant to Section 4.4 for
                                                         -----------
             delivery personnel (or for the travel and living expenses of such) utilized to fulfill the peritus' obligations set forth in this
             Section 4.3.
             -----------

      4.4:   Intentionally left blank.

      4.5:   Intentionally left blank.

      4.6:   In fulfillment of any SO, CLIENT shall:

               i) appoint an employee of CLIENT to act as "CLIENT Project Manager", to represent CLIENT in the execution of the SO, and to be responsible for managing along with the Peritus Project Manager, quality control, communications, planning, support and service issues relevant to the Automate:2000/(R)/ services being provided to CLIENT under the SOs,

               ii) conduct "assessments" and "inventories" prior to when such may be required for Peritus to act to fulfill its obligations under this Agreement or an SO,

               iii) collect and provide to Peritus computer code prior to when such may be required for Peritus to act to fulfill its obligations under this Agreement or an SO,

               iv) provide to Peritus access to Domain Experts of CLIENT as necessary when such may be required for Peritus to act to fulfill its obligations under this Agreement or an SO, and

               v) conduct all testing and all Acceptance testing of LOC or other items provided by Peritus to CLIENT.

     4.7- TIMELY PERFORMANCE:

            If Peritus has knowledge that anything prevents or threatens to prevent the timely performance of services or work to be performed under this Agreement, Peritus shall promptly notify CLIENT's Technical Representative thereof and include all relevant information concerning the delay or potential delay.

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     4.8- WORK DONE BY OTHERS:

            If any of the services to be provided under this Agreement is dependent on work done by others, Peritus shall inspect and promptly report to CLIENT's Technical Representative any defect that renders such other work unsuitable for Peritus' proper performance. Peritus' silence shall constitute approval of such work as fit and suitable for Peritus' performance.

     4.9- TOOLS AND EQUIPMENT:

            Unless otherwise specifically provided in this Agreement, Peritus shall provide all labor, tools, and equipment ("Tools") for performance of this Agreement. Should Peritus actually use any Tools owned or rented by CLIENT or its customers, Peritus acknowledges that Peritus accepts Tools "as is, where is,", that neither CLIENT nor it customer have any responsibility for the condition or state of repair of the tools and that Peritus shall have risk of loss and damage to such Tools. In such case, Peritus agrees not to remove Tools from CLIENT's or its customers' premises, to use Tools only for the work or services to be provided pursuant to this Agreement and to return Tools to CLIENT or its customer upon completion of use, or at such earlier time as CLIENT or its customer may request, in the same condition as when received by Peritus, reasonable wear and tear excepted.

     4.10- CARE AND CUSTODY OF PROPERTY:

            "Movable goods" in this Section 4.10 does not refer to LOC. Peritus
                                    ------------
            shall have the sole and exclusive care, custody and control of all CLIENT's movable goods in the possession of Peritus pursuant to this Agreement, and shall be fully responsible for any and all damage to or loss of such goods, however occurring, during the time they are in Peritus' care, custody and control. When CLIENT orders the goods for delivery to Peritus or delivers goods in its possession to Peritus, Peritus' responsibility hereunder shall commence upon tender of delivery at the point of destination and shall continue uninterrupted until the goods are delivered to CLIENT or its designees. CLIENT shall have no responsibility for any damage to or loss of any goods ordered by Peritus until they have been delivered to CLIENT or its designees. The liability of Peritus for any and all damage to or loss of goods of CLIENT in Peritus' possession shall be based on the full replacement value of the goods as reasonably determined by CLIENT.

            Whenever loss or damage has occurred to the goods prior to receipt by Peritus, Peritus shall promptly note the damage or loss on all copies of the

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

            delivery receipt. Each copy of the delivery receipt shall be signed by Peritus and the carrier's. Peritus shall request the delivery carrier to inspect damaged goods and secure an inspection report or waiver of inspection from the carrier. Peritus shall thereupon notify CLIENT of the loss or damage.

     4.11- INSPECTION:

            Provided that CLIENT does not interfere with Peritus' operations, during the normal business hours of Peritus CLIENT's Representatives shall have reasonable access to work being provided pursuant to this Agreement for the purpose of inspection or a quality review and Peritus shall provide safe and proper facilities for such purpose.

     4.12- RIGHT OF ENTRY AND PLANT RULES:

            Each party shall have the right to enter the premises of the other party during normal business hours with respect to the performance of this Agreement, subject to all plant rules and regulations, security regulations and procedures and U.S. Government clearance requirements if applicable. Peritus shall become acquainted with conditions governing the delivery, receipt and storage of materials at the site of the work or services provided pursuant to this Agreement so that Peritus will not interfere with CLIENT's operations. Storage space will not necessarily be provided adjacent to the site of the work or services provided pursuant to this Agreement. Therefore, Peritus shall be expected to select, uncrate, remove and transport materials from the storage areas provided. CLIENT is not responsible for the safekeeping of Peritus' property on CLIENT premises. Peritus shall not stop, delay or interfere with CLIENT's work schedule without the prior approval of CLIENT's Representative, which approval shall not be unreasonably withheld. Peritus shall provide and maintain sufficient covering and take any other precautions necessary to protect CLIENT's stock, equipment and other property from damage due to Peritus' performance of the work or services provided pursuant to this Agreement.

     4.13- PERITUS EMPLOYEES:

            As used in Sections 4.13 and 4.14 only, the term "Peritus Employee"
                       ----------------------
            means anyone performing on behalf of Peritus, the work or services provided pursuant to this Agreement, including but not limited to the Peritus' employees, consultants, representatives, agents, subcontractors, and subcontractors' subcontractors at all tiers. It is agreed that all persons provided by Peritus to perform Peritus' obligations under this Agreement are not employees or agents of CLIENT, and CLIENT shall not exercise any direct control or supervision over Peritus Employees but CLIENT's Technical Representative will be available for consultation.

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            Peritus shall be the sole entity responsible for receiving complaints from Peritus Employees regarding their assignments and for notifying Peritus Employees of the termination or change of their assignments. CLIENT has the right at any time (prior to and after assignment to perform Peritus' obligations under this Agreement) and for any reason to reject or to have Peritus remove specific Peritus' Employees that have been performing Peritus obligations under this Agreement upon notice to Peritus. Upon such notice, Peritus shall, at CLIENT's request, replace the Peritus Employee(s). CLIENT's aforementioned right or rejection and/or removal shall not be used in such a manner as to unreasonably inhibit Peritus' ability to perform its obligations under this Agreement. In the event of any staffing change, CLIENT shall not be charged for the time required to train the replacement. The amount of noncompensatory training time, if any, shall be mutually determined by Peritus and CLIENT's Technical Representative. At CLIENT's request, Peritus shall provide evidence to CLIENT to document the qualifications and experience of Peritus' Employees assigned to perform Peritus obligations under this Agreement and CLIENT may interview such Peritus Employees prior to when they start been performing Peritus obligations under this Agreement.

            Peritus further agrees that any of Peritus' Employees who is or becomes a `leased employee' (in the U.S. as defined in Section 414(n) of the Internal Revenue Code) of CLIENT during the term of this Agreement, shall not be covered by, and shall be excluded from participation in, any employee benefit plan maintained by CLIENT. Peritus shall indemnify and save CLIENT harmless from and against any losses, damages, claims, demands, suits, and liabilities that arise out of, or results from, any failure by Peritus to perform its obligations under this paragraph. Peritus shall also indemnify and save CLIENT harmless from any entitlement, assertion, or claim, which any of Peritus's employees might have or might make relative to rights or privileges in any CLIENT employee benefit plan and which arises, in whole or in part, out of work or services rendered under this Agreement.

     4.14- IDENTIFICATION CREDENTIALS:

            CLIENT may, at its discretion, require Peritus' Employees to exhibit identification credentials, which CLIENT may issue, in order to gain access to CLIENT's premises for the performance of this Agreement. If, for any reason, any of Peritus' Employees are no longer performing relative to this Agreement, Peritus shall promptly inform CLIENT's Technical Representative in the speediest manner possible. Notification shall be followed by the prompt delivery to CLIENT's Technical Representative of the identification credentials involved or a written statement of the reasons why the Identification Credentials cannot be

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            returned. Peritus shall be liable for any damage or loss sustained by CLIENT if such identification credentials are not returned to CLIENT.

     4.15- NON-EXCLUSIVE SERVICES:

            It is expressly understood and agreed that this Agreement neither grants to Peritus an exclusive right or privilege to sell to CLIENT any or all material or services of the type described in this Agreement which CLIENT may require, nor (except as set forth herein) requires the purchase of any material or services from Peritus by CLIENT. It is, therefore, understood that CLIENT may contract with other manufacturers other than Peritus for the procurement of comparable material or services.

            Except as set forth herein, Peritus agrees that purchases by CLIENT under this Agreement shall neither restrict the right of CLIENT to cease purchasing nor require CLIENT to continue any level of such purchases.

SECTION 5- ACCEPTANCE:

     5.1: Within 120 days of delivery of LOC, goods or services from Peritus, CLIENT shall test and then provide either Acceptance or Rejection of them. In the event that CLIENT does not provide Rejection within such 120 day period, then CLIENT will be deemed to have provided Acceptance of such LOC, goods or services. Acceptance does not affect CLIENT's rights or remedies under Section 4.2 or 4.3.
                                                     ------------------

     5.2: In providing Rejection with regard to any LOC, goods or services received from Peritus, CLIENT shall provide a detailed explanation of why Rejection was provided.

     5.3: Rejection shall be determined by CLIENT in CLIENT's sole, but reasonable judgment. Rejection shall be deemed reasonable only if Peritus has:

               i)   not correctly fixed identified Year 2000 Type Errors,

               ii) introduced new errors and defects in the LOC due to attempts to correct Year 2000 Type Errors,

               iii) been materially late in performing its obligations under this Agreement (and any SOs) provided that such result is solely the result of Peritus' performance and not due to the actions or inactions of CLIENT or any other party, or

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               iv)  failed to identify at least 99% of the variables that are sensitive to the calendar year in such a way as to cause a Year 2000 Type Error.

SECTION 6- USE OF LOC:

     6.1: Except for testing to determine whether to provide Acceptance, CLIENT hereby agrees that in no event shall it use any LOC or other items received from Peritus pursuant to this Agreement (and any SO) unless CLIENT has previously Accepted such LOC or items. In no event shall CLIENT use any LOC for any purpose if CLIENT has provided or has been deemed to have provided Rejection of such LOC.

SECTION 7- DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY; RELATED MATTERS:

     7.1:   Except as set forth in Section 4.2, CLIENT AGREES THAT PERITUS, IN
                                   -----------
            PROVIDING LOC, WORK, DELIVERABLES, SOFTWARE, SERVICES, COMPUTER CODE
            AND/OR OTHER MATERIALS TO CLIENT, IS PROVIDING SUCH "AS IS" AND
            PERITUS IS NOT AND DOES NOT MAKE ANY WARRANTIES TO CLIENT. IT IS
            HEREBY ACKNOWLEDGED THAT PERITUS SPECIFICALLY DISCLAIMS THE IMPLIED
            WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY AND
            NON-INFRINGEMENT, IN REGARD TO THE LOC, SOFTWARE AND/OR OTHER
            MATERIALS PROVIDED TO CLIENT, AS WELL AS IN REGARD TO ANY WORK,
            DELIVERABLES, SOFTWARE, SERVICES, COMPUTER CODE AND/OR OTHER
            MATERIALS PROVIDED BY PERITUS TO CLIENT.

     7.2: IT IS FURTHER AGREED THAT, TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, THERE WILL BE NO LIABILITY FOR PERITUS TO CLIENT FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHER INDIRECT DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOST OPPORTUNITIES AND LOST DATA) RESULTING FROM THE PROVISION OF ANY LOC, WORK, DELIVERABLES, SOFTWARE, SERVICES, COMPUTER CODE AND/OR OTHER MATERIALS TO CLIENT.

     7.3: TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, CLIENT AGREES THAT PERITUS SHALL NOT BE LIABLE FOR ANY CLAIMS FOR DIRECT OR ACTUAL DAMAGES, HARM OR FOR ANY RESULTING MONETARY DAMAGES, IN EXCESS OF THE AMOUNTS PAID TO PERITUS UNDER THE APPLICABLE SERVICE ORDER.

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            AFTER DECEMBER 31/ST/, 2000, IT IS FURTHER AGREED THAT, TO THE
            MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, THERE WILL BE NO LIABILITY FOR PERITUS TO CLIENT FOR ANY DAMAGES, INCLUDING BUT NOT LIMITED TO DIRECT, ACTUAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHER INDIRECT DAMAGES (INCLUDING LOST PROFITS, LOST OPPORTUNITIES AND LOST DATA) RESULTING FROM THE PROVISION OF LOC, SOFTWARE, SERVICES, COMPUTER CODE AND/OR OTHER MATERIALS TO CLIENT.

     7.4:   Notwithstanding anything to the contrary in Sections 7.1, 7.2, 7.3
                                                        ----------------------
            or 7.4, no limit of liability in Sections 7.1, 7.2, 7.3 or 7.4 shall
            ------                           -----------------------------
            be applicable with regard to damages resulting from i) personal injury (including death) caused by Peritus, ii) real or personal property damage caused by Peritus, or iii) the willful misconduct of
            Peritus. Nothing in Sections 7.1, 7.2, 7.3 or 7.4 alters or amends
                                -----------------------------
            Peritus' obligations under Section 7.6.
                                       -----------

     7.5- INDEMNITY:

            Peritus agrees to indemnify and save harmless CLIENT, its affiliates and its customers and their officers, directors, employees, successors and assigns (all hereinafter referred to as "Indemnified") from and against any losses, damages, claims, demands, suits, liabilities, and expenses (including reasonable attorneys' fees) that arise out of or result from: (1) injuries or death to persons or damage to property, including theft, in any way arising out of or occasioned by, caused or alleged to have been caused by or on account of the performance of services performed by Peritus or persons furnished by Peritus, (2) assertions under Workers' Compensation or similar acts made by persons furnished by Peritus or by any subcontractor of Peritus, or by reason of any injuries to such persons for which indemnified would be responsible under workers' compensation or similar acts if the persons were employed by indemnified, (3) any breach by Peritus of Sections 7.6,
                                                                  -------------
            12, and 13.4.
            ------------

            Peritus agrees to defend CLIENT, at CLIENT's request, against any such claim, demand, or suit of the nature described in this Section
            7.5. CLIENT agrees to notify peritus within a reasonable time of any written claims or demands against CLIENT for which Peritus is responsible under this Section 7.5.
                                   -----------

     7.6- INFRINGEMENT:

            Peritus shall indemnify and save harmless the Indemnified from and against any losses, damages, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that arise out of or result from any and all claims (1) of infringement of any U.S. patent, copyright, trademark

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            or trade secret right, or other intellectual property right, private right, or any other proprietary or personal interest, and (2) are related by circumstances to the existence of this Agreement or performance under or in contemplation of it (an "Infringement Claim"). If the Infringement Claim arises solely from Peritus' adherence to the indemnified's written instructions regarding services or tangible or intangible goods provided by Peritus ("Items") and if the Items are not (1) commercial items available on the open market or the same as such items, or (2) items of Peritus's designated origin, design or selection, the Indemnified shall indemnify Peritus. The Indemnified or Peritus (at the Indemnified 's request) shall defend or settle, at its own expense, any demand, action or suit on any Infringement Claim for which it is the indemnitor under this Section 7.6 and each shall timely notify the
                                  -----------
            other of any assertion against it of any Infringement Claim and shall cooperate in good faith with the other to facilitate the defense of any such claim.

     7.7- IMPLEADER:

            Peritus shall not implead or bring an action against CLIENT based on any claim by any person for personal injury or death to an employee of CLIENT for which CLIENT has previously paid or is obligated to pay worker's compensation benefits to such employee or claimant and for which such employee or claimant could not otherwise bring legal action against CLIENT.

     7.8- INSURANCE:

            Peritus shall maintain and cause Peritus's subcontractors to maintain during the term of this Agreement: (1) Workers' Compensation insurance as prescribed by the law of the state or nation in which this Agreement is performed, (2) employer's liability insurance with limits of at least $500,000 for each occurrence; (3) automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 combined single limit for bodily injury and property damage per occurrence,
            (4) Comprehensive General Liability ("CGL") insurance, including Blanket Contractual Liability and Broad Form Property damage, with limits of at least $1,000,000 combined single limit for personal injury and property damage per occurrence; (5) if the furnishing to CLIENT (by sale or otherwise) of products or material is involved, CGL insurance endorsed to include products liability and completed operations coverage in the amount of $5,000,000 per occurrence; and
            (6) Errors and Omissions Insurance in the amount of at least $1,000,000 per claim with an annual aggregate of at least $3,000,000 inclusive of legal defense costs. All CGL and automobile liability insurance shall designate CLIENT, its affiliates, and its officers, directors, and employees (all referred to as "CLIENT") as additional insured. All such insurance must be primary and non-contributory and required to respond and pay prior to any other insurance or self insurance available. any other coverage available to CLIENT shall apply on an excess basis.

            Peritus agrees that Peritus, Peritus's insurer(s) and anyone claiming by, through, under, or in Peritus's behalf shall have no claim, right of action, or right of subrogation against CLIENT and its customers based on any loss or liability insured under the foregoing insurance. At the request of CLIENT, Peritus and Peritus's subcontractors shall furnish certificates or adequate proof of the foregoing insurance including, if specifically requested by CLIENT, copies of the endorsements and policies. CLIENT shall be notified in writing at least thirty (30) days prior to cancellation of or any change in the policy. Insurance companies providing coverage under this agreement must be rated by A-M Best with at least an A- rating.

SECTION 8- FEES:

     8.1: For each Service Order, the fees due Peritus shall be calculated as set forth in the applicable SO, subject to readjustment pursuant to
            Section 8.2.
            -----------

     8.2- READJUSTMENTS:

            In the event that for any Service Order, the Assumptions set forth in Section 3.1 are not accurate and the applicable Service Order
               -----------
            does not specifically address such deviation from the Assumptions, then Peritus and CLIENT shall negotiate in good faith regarding a readjustment of the services to be provided under the Service Order or readjustment of fees for such services.

            In the event that Peritus and CLIENT cannot reach a mutually agreeable readjustment, Peritus shall have at its option the right to cancel all further work and obligations under the applicable Service Order and receive payment with regard to work and services previously delivered.

     8.3- GENERAL PAYMENT TERMS:

            CLIENT shall pay fees and other payments due to Peritus, including but not limited to reimbursement of expenses, within thirty (30) days of the issuance by Peritus of an invoice.

            Unless or until CLIENT designates otherwise in writing, invoicing shall be sent to the following address:


            Attn: William B. Shively, Vice President, Personal Lines Address:
            Great American Insurance Company--49 East Fourth Street, Cincinnati, Ohio 45202

            LOC and related materials returned to CLIENT shall be delivered free from all claims, liens, and charges whatsoever. CLIENT reserves the right to require, before making payment, proof that all parties furnishing labor and materials for the LOC and related materials have been paid.

            CLIENT shall reimburse Peritus only for the following tax payments with respect to transactions under this Agreement unless CLIENT advises Peritus that an exemption applies: state and local sales and use taxes, as applicable. Taxes payable by CLIENT shall be billed as separate items on Peritus' invoices and shall not be included in Peritus' prices. CLIENT shall have the right to have Peritus contest any such taxes that CLIENT deems improperly levied at CLIENT's expense and subject to its direction and control.

     8.4- DEFAULT SERVICE ORDER PAYMENT TERMS:

            Fees shall be due Peritus under each and any Service Order as follows;

               i) 30% of the total of all such fees upon signing of the applicable Service Order,

               ii) 30% of the total of all such fees upon completion of the "identification stage" of the Automate:2000/(R)/ service provided under the applicable Service Order,

               iii) 30% of the total of all such fees upon delivery by Peritus of the LOC to CLIENT for Acceptance and testing by CLIENT, and

               iv) 10% of the total of all such fees upon the earlier of a) Acceptance by CLIENT or b), 120 days after the delivery of the LOC to CLIENT for Acceptance and testing by CLIENT if CLIENT has neither provided final Acceptance or Rejection in writing to Peritus prior to the end of such 120 day period.

               v) All SO which are time and material based will be billed monthly at actual incurred costs

     8.5- OTHER ADJUSTMENTS:

            On a monthly basis, the fees due under this Agreement (and hence also under any SO) shall be recomputed to adjust for any additional services or work performed or not performed, items provided or not provided or expenses incurred. If the adjustment results in a greater amount of money being due Peritus, Peritus shall invoice CLIENT for such fees. If the adjustment results in a lesser amount of money being due that is less than what Peritus has already received for such services or items, then Peritus shall credit such amounts to CLIENT's future debts, or, if requested in written by CLIENT, return such excess amounts to CLIENT.

     8.6- AUDIT:

            Peritus shall maintain complete and accurate accounting records, in a form in accordance with generally accepted accounting practices, to substantiate Peritus' charges (if and only if such charges are calculated on a time and material basis or are for reimbursements) under this Agreement. Such records shall include, but not be limited to, time cards, original receipts, job cards, attendance cards, job summaries, and travel and living expense reports. All payments, if any, made by CLIENT shall be subject to final adjustments as determined by such audit(s). Peritus shall retain such records relating to this Agreement for a period of two (2) years from the date of final payment for services authorized herein. Reimbursable expenses for which receipts are not available for review shall be repaid promptly by Peritus to CLIENT.

            CLIENT and its authorized agents and representatives shall have access to such records no more than once per calendar quarter during normal business hours during the term of this Agreement and during the respective periods in which Peritus is required to maintain such records as provided in this clause.

SECTION 9-  GENERAL RESPONSIBILITIES OF CLIENT:

     9.1- CONDUCT OF BUSINESS:

            CLIENT shall pay all expenses, including without limitation, taxes incurred by it in connection with its business and will be solely responsible for the acts and expenses of its employees and agents.

     9.2- CLIENT'S REPRESENTATIVES:

            CLIENT's "Technical Representative" under this Agreement shall be ______________. Unless otherwise notified in writing, Peritus shall assume that all inspection and Acceptance, as is set forth in this

            Agreement, of services and work rendered under this Agreement shall be conducted by the Technical Representative or others as may be delegated in writing by the Technical Representative. CLIENT's "Purchasing Representative" shall be ________________. CLIENT may replace or change the representatives mentioned in this Section 9.2
                                                                    -----------
            by providing written notice to Peritus.

SECTION 10- TERM:

     10.1: This Agreement shall be deemed effective as of the date of execution set forth above and shall remain in effect for a term ending January 1/st/, 2001 unless sooner terminated in accordance with the terms of this Agreement. The term of this Agreement may be extended by mutual written consent of Peritus and CLIENT.

SECTION 11- TERMINATION:

     11.1- Termination of an SO:

           Any SO may be terminated and the obligations thereunder discharged;

               (i) by either party, without cause, by giving 180 days prior written notice of termination to the other party;

               (ii) by either party, effective immediately and without notice, if either party shall assign or attempt to assign the SO without the prior written approval of the other;

              (iii) by either party, upon written notice, if the other party shall breach any other material provision of the SO or this
                    Agreement (other than Section 11.1(ii) ), and such breach is
                                          -----------------
                    not cured within 30 days after notice thereof from the other party; or

               (iv) by either party, upon written notice, if there is (A) a dissolution, termination of existence, liquidation, insolvency or business failure of the other party, or the appointment of a custodian or receiver of any party of such party's property, if such appointment is not terminated or dismissed within 30 days; (B) a composition or an assignment or trust mortgage for the benefit of creditors by the other party (other than solely as assignment of monies due); (C) the commencement with respect to the other party of any proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law, or any law of any applicable country or jurisdiction, affecting the rights of creditors generally, which proceeding, if initiated against such party, is not dismissed within 30 days; or (D) if the other party evidences an inability to pay debts as they become due, unless adequate assurance of such ability to pay is provided within thirty (30) days of such notice.

     11.2- TERMINATION OF THIS AGREEMENT:

           If a proceeding is commenced under any provision of the United States Bankruptcy Code, voluntary or involuntary, by or against either party, and this Agreement has not been terminated, the non-debtor party may file a request with the bankruptcy court to have the court set a date within sixty (60) days after the commencement of the case, by which the debtor party will assume or reject this Agreement, and the debtor party shall cooperate and take whatever steps necessary to assume or reject the Agreement by such date.

           If and only if all SOs have either previously expired or been terminated or are contemporaneously terminated or expire at the time this Agreement is to terminate, then this Agreement may be terminated at any time, by either party, immediately upon notice.

     11.3- RIGHTS:

           Neither party shall be entitled to any compensation or claim for goodwill or other loss, cost or expense which either of them may suffer or claim to have suffered solely by reason of termination or expiration of this Agreement or an SO, provided, however, that nothing herein shall operate to limit any other rights or remedies available to a non-defaulting party at law or in equity upon the breach of this Agreement or an SO by the other party.

SECTION 12- CONFIDENTIAL INFORMATION:

     12.1- CONFIDENTIAL INFORMATION:

           Peritus and CLIENT acknowledge that as a result of their relationship, they may be exposed to or receive the confidential and/or proprietary information of the other. The party disclosing the confidential and/or proprietary information shall be referred to as the "Discloser". The party receiving the confidential and/or proprietary information shall be referred to as the "Recipient". "Confidential Information" herein refers to the confidential and/or the proprietary information of the party disclosing the information. This Confidential Information may include but is not limited to software in source code and/or object code forms, documentation, program libraries, program listings, methods of processing, technical processes, operational methods, tools, trade secrets, client lists, methodologies, financial information (including information regarding sales and profits) and training materials. Confidential Information also includes information which the Discloser is obligated to maintain the confidentiality of, such as the confidential information of parties with whom the Discloser conducts business.

     12.2- NOTICE THAT INFORMATION RECEIVED FROM DISCLOSER IS CONFIDENTIAL
           INFORMATION:

           Information which Discloser discloses to Recipient shall be considered Confidential Information if:

               (i) such information is designated or indicated in writing as proprietary or confidential by the Discloser, prior to or at the time any such information is disclosed. Notwithstanding the foregoing, information that is disclosed orally, visually, in writing or by other means, to the Recipient by the Discloser without a written indication or designation of its confidential or proprietary nature shall constitute Confidential Information if the Discloser, within thirty
                    (30) days after such disclosure, notifies the Recipient, in writing, that the information disclosed is Confidential Information and provides a brief description of the information sufficient to identify it;

               (ii) it is material containing or incorporating Peritus' training methodologies or is material relating to the Automate:2000/(R)/ service, the PCA software, the AutoEnhancer/2000/(TM)/ software, or other related software; or

              (iii) is source code for CLIENT's computer software application and any related information as well as any information relative to CLIENT's plans for Year 2000 compliance.

     12.3- EXCEPTIONS:

           Notwithstanding the foregoing Section 12.2, Confidential Information
                                         ------------
           shall not include any information to the extent that it:

               (i) is or becomes a matter of public knowledge without the fault of the Recipient; or
              (ii) was lawfully obtained and known to Recipient prior to the disclosure to it by Discloser; or
             (iii) was developed independently by Recipient; or

              (iv) was rightfully disclosed to Recipient by a third party which is not under an obligation to maintain such information in confidence; or
               (v) is disclosed under operation of law, government regulation, or court order, provided that Recipient first gives Discloser notice and a reasonable opportunity to secure confidential protection of such Confidential Information if such notice is not prohibited by the applicable law, government regulation or court order.

            Furthermore, information which is disclosed by either Peritus or CLIENT to the other for the first time after and only after the termination or expiration of this Agreement shall not be considered Confidential Information under the terms of this Agreement.

     12.4: Recipient shall maintain the confidentiality of all Confidential Information, holding such information in strict confidence, using at least such degree of care as it uses to protect its own Confidential Information of a similar nature.

     12.5: Recipient will not, directly or indirectly, disclose any Confidential Information to anyone outside of Recipient, except with Discloser's prior written consent.

     12.6: Recipient shall not make use of any Confidential Information for any purpose or for the benefit of anyone or any other entity other than Discloser, except as permitted by this Agreement and an SO.

     12.7: Recipient shall be permitted to disclose the Confidential Information only to its employees and agents ("Employees") having a need to know such information in connection with the performance of this Agreement and an SO, and who are bound by a written agreement, enforceable by the Recipient, that obligates the Employees to comply with the provisions set forth in this Section 12. Recipient shall
                                                  ----------
            instruct all such Employees as to Recipient's and their obligations under this Agreement.

     12.8: Recipient, upon termination of this Agreement or at any time Discloser may so request, shall deliver promptly to Discloser, or, at Discloser's option, shall destroy all memoranda, notes, records, reports, and other documents, media and materials (and all copies thereof) regarding or including any Confidential Information which Recipient may then possess, have under its control or in its custody.

     12.9: Recipient acknowledges that the disclosure of Confidential Information will cause irreparable injury to Discloser. Discloser shall, therefore, be entitled to injunctive relief upon a disclosure or threatened disclosure of any Confidential Information, without a requirement that Discloser prove irreparable harm or the posting of a bond. Without limitation of the foregoing, Recipient shall advise Discloser immediately in the event that it learns or has reason to believe that any person or entity which has had access to Confidential Information has violated or intends to violate the terms of this Agreement or an SO with regard to confidentiality, and will reasonably cooperate with Discloser in seeking injunctive relief against any such person or entity. This provision shall not in any way limit such other remedies as may be available to Discloser at law or in equity.

     12.10: The terms and conditions of this Agreement shall be considered the Confidential Information of Peritus and Peritus shall be considered the Discloser of this Confidential Information.

     12.11- IDENTIFICATION:

            Peritus shall not, without CLIENT's prior written consent, engage in advertising, promotion or publicity related to this Agreement, or make public use of any identification in any circumstances related to this Agreement, except as may be required to comply with law, court order administrative order or government regulation. "Identification" means any copy or semblance of any trade name, trademark, service mark, insignia, symbol, logo, or any other product, service or organization designation, or any specification or drawing of CLIENT or its affiliates or evidence of inspection by or for any of them. Peritus shall remove or obliterate any identification prior to any use or disposition of any material rejected or not purchased by CLIENT, and, shall indemnify, defend (at CLIENT's request) and save harmless CLIENT and their affiliates and each of their officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) arising out of Peritus' failure to so remove or obliterate.

            In the event that Peritus requests to make any Identification, CLIENT shall promptly review and consider such request.

SECTION 13- GENERAL PROVISIONS:

     13.1-  ENTIRE AGREEMENT:

            This Agreement and the attachments to this Agreement constitute the entire agreement between the parties with reference to the subject matter hereof and supersedes all prior agreements. No waiver, consent, modification or change of the terms of this Agreement or of the attachments to this Agreement shall bind either party unless it is in writing signed by both parties by their duly authorized representatives. There are no understandings, agreements, representations or warranties, express or implied, with respect to the subject matter hereof except as expressly set forth in this Agreement and the attachments to this Agreement. Only the terms and conditions of this Agreement and the attachments to this Agreement shall govern the transactions contemplated hereunder, notwithstanding any additional, different or conflicting terms which may be contained in any other document provided by one party to the other.

     13.2- RELEASES VOID:

           Neither party shall require (i) waivers or releases of any personal rights or (ii) execution of documents, if any of the foregoing conflict with the terms of this Agreement, from employees, representatives, or customers of the other in connection with visits to its premises and both parties agree that no such releases, waivers or documents shall be pleaded by them or third persons in any action or proceeding.

     13.3- FORCE MAJEURE:

           Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement (or any SO) to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, governmental requirement, civil or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or nonperforming party or its subcontractors ("force majeure conditions"). Notwithstanding the foregoing, Peritus' liability for loss or damage to CLIENT's material in Peritus' possession or control shall not be modified by this clause. If any force majeure condition occurs, the party delayed or unable to perform shall give immediate notice to the other party, stating the nature of the force majeure condition and any action being taken to avoid or minimize its effect, and the party affected by the other's delay or inability to perform may elect to: (1) suspend this Agreement or any SO for the duration of the force majeure condition and (i) at its option buy, sell, obtain, or furnish elsewhere material or services to be bought, sold, obtained, or furnished under this Agreement or SO (unless such sale or furnishing is prohibited under this Agreement) and deduct from any commitment the quality bought, sold, obtained, or furnished or for which commitments have been made elsewhere and (ii) once the force majeure condition ceases, resume performance under this Agreement or SO with an option in the affected party to extend the period of this Agreement or SO up to the length of time the force majeure condition endured and/or (2) when the delay or nonperformance continues for a period of at least fifteen (15) days, terminate, at no charge, this Agreement or an SO or the part of it relating to material not already shipped or services not already performed. Unless written notice is given within forty-five (45) days after the affected party is notified of the force majeure condition, (1) shall be deemed selected.

     13.4- COMPLIANCE WITH LAWS:

           Peritus and all persons furnished by Peritus shall comply at their own expense with all applicable federal, state, local and foreign laws, ordinances, regulations, and codes, including those relating to the use of chlorofluorocarbons, and including the identification and procurement of required permits, certificates, licenses, insurance, approvals, and inspections in performance under this Agreement.

     13.5- CHOICE OF LAW:

           This Agreement and all SOs shall be governed by the laws of Ohio, excluding however its conflicts of laws principles. This Agreement and all SOs shall be deemed when executed to have been made in Ohio.

           The CLIENT agrees to submit to the venue and jurisdiction of the state and federal courts of Ohio in disputes concerning this Agreement and/or any SOs.

     13.6- NOTICES:

           Any notice, demand or other communication required, or which may be given unless otherwise specifically provided for in this Agreement, shall be in writing and shall be effective: five (5) days after mailed, if sent by certified, postage prepaid U.S. mail; upon receipt of confirmation, if delivered by confirmed facsimile; upon delivery if delivered in person; or the day after dispatch if sent by an overnight courier service that provides the sender with written record of delivery, and shall be addressed to the respective parties as follows:

               To CLIENT:

                  Great American Insurance Company
                  49 East Fourth Street, Suite 600
                  Cincinnati, Ohio 45202

               To Peritus:

                  Peritus Software Services, Inc.
                  2 Federal Street
                  Billerica, MA 01821
                  Attn: Geoff Tanham
                  CC: General Counsel

           The above addresses and contact persons may be changed at any time by giving thirty (30) days prior written notice.

     13.7-  GOVERNMENT CONTRACT PROVISIONS:

            The following provisions regarding equal opportunity, and all applicable laws, rules, regulations and executive orders specifically related thereto, including applicable provisions and clauses from the Federal Acquisition Regulation and all supplements thereto are incorporated in this Agreement as they apply to work performed under specific U.S. Government contracts: 41 CFR 60-1.4, Equal Opportunity; 41 CFR 60-1.7, Reports and Other Required Information; 41 CFR 60-1.8, Segregated Facilities; 41 CFR 60-250.4, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (if in excess of $10,000); and 41 CFR 60-741.4, Affirmative Action for Disabled Workers (if in excess of $2500) wherein the terms "contractor" and "subcontractor" shall mean "Peritus". In addition, SOs placed under this Agreement containing a notation that the material or services are intended for use under Government contracts shall be subject to such other Government provisions printed, typed or written thereon, or on the reverse side thereof, or in attachments thereto.

     13.8-  SEVERABILITY:

            If any of the provisions of this Agreement or an SO shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement (or SO), but rather the entire Agreement (or SO) shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of each party shall be construed and enforced accordingly.

     13.9-  WAIVER:

            The failure of either party at any time to enforce any right or remedy available to it under this Agreement or otherwise with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

     13.10- SECTION HEADINGS:

            The headings of sections are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

            References to a section without inclusion of the section numbers after a decimal place shall refer all such sections containing the section number that is prior to the decimal place. For example, a reference to Section 2 shall be understood and deemed to be
                         ---------
            reference to Sections 2.1, 2.2 and 2.3.
                         -------------------------

     13.11- MEDIATION:

            If a dispute arises out of or relates to this Agreement, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties agree to attempt to resolve the dispute through mediation by submitting the dispute to a sole mediator selected by the parties or, at anytime at the option of a party, to mediation by the American Arbitration Association ("AAA"). Each party shall bear its own expenses and an equal share of the expenses of the mediator and the fees of the AAA. The parties, their representatives, other participants and the mediator shall hold the existence, content and result of the mediation in confidence. If such dispute is not resolved by such mediation, the parties shall have the right to resort to any remedies permitted by law. All defenses based on passage of time shall be tolled pending the termination of the mediation. Nothing in this clause shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending mediation. A request by a party to a court for such injunctive relief shall not be deemed a waiver of the obligation to mediate.

     13.12- ASSIGNMENT AND SUBCONTRACTING BY PERITUS:

            Peritus shall not assign any right or interest under this Agreement (excepting solely for monies due or to become due) or delegate or subcontract any work, services or other obligation to be performed or owed under this Agreement without the prior written consent of CLIENT. Any attempted assignment, delegation or subcontracting in contravention of the above provisions shall be void and ineffective. Any assignment of monies shall be void and ineffective to the extent that (1) Peritus shall not have given CLIENT at least thirty (30) days prior written notice of such assignment or (2) such assignment attempts to impose upon CLIENT obligations to the assignee additional to the payment of such monies, or to preclude CLIENT from dealing solely and directly with Peritus in all matters pertaining to this Agreement including the negotiation of amendments or settlements of charges due. All work or services performed by Peritus' subcontractor(s) at any tier shall be deemed work or services performed by Peritus.

     13.13- SURVIVAL OF ADDITIONAL OBLIGATIONS:

            Sections 1, 2, 3, 4.2, 4.3, 5, 6, 7, 8, 9, 11.3, 12, 13.1, 13.2,
            ----------------------------------------------------------------
            13.4, 13.5, 13.8, 13.9, 13.10, 13.11 and 13.13 of this Agreement
            ----------------------------------------------
            shall survive the expiration or termination of this Agreement and continue to be enforceable.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

GREAT AMERICAN INSURANCE COMPANY     PERITUS SOFTWARE SERVICES, INC.
          (CLIENT)

By: _________________________        By:____________________________

Name:  ______________________        Name: _________________________

Title: ______________________        Title: ________________________

                                 ATTACHMENT A
                                 ------------

                              SERVICE ORDER #____
                              -------------------

      ( GOVERNED BY THE SERVICE AGREEMENT: AUTOMATE: 2000/(R)/ SERVICES)


Agreement dated, executed and effective as of this _______ day of ___________, 1998, (the "Effective Date") by and between Peritus Software Services, Inc., a Massachusetts corporation having its principal place of business at 2 Federal Street, Billerica, MA 01821-3485 ("Peritus"), and Great American Insurance Company ("CLIENT"), an Ohio corporation, having its principal place of business at 49 East Fourth Street, Cinncinati, Ohio 45202.


WHEREAS, Peritus is in the business of providing Automate:2000/(R)/ services;
         and

WHEREAS, CLIENT desires to receive such services, subject to the terms and conditions of the SA and this Agreement.


NOW THEREFORE, in consideration of the following mutual promises contained herein, the Parties agree in good faith to the following obligations and duties:

SECTION 1- DEFINITIONS:

     1.1: "SA" herein shall refer to the agreement entitled "Service
           Agreement:Automate:2000/(R)/ Services", executed by CLIENT and Peritus, and dated as of November 18/th/, 1997.

     1.2: The terminology and definitions set forth in the SA, if used in this Agreement shall have the same meaning and interpretation.

SECTION 2- WORK TO BE PERFORMED:

     2.1: Peritus shall provide the Automate:2000/(R)/ service for the following computer programs or applications:

           ______________________________________________________
           ______________________________________________________
           ______________________________________________________

     2.2: The total number of LOC for which Peritus shall provide services or resources pursuant to Section 2.1 of this SO herein is
                                 -----------
           _______________LOC. The applicable fee for such services shall be
           ____________.

     2.3: The following activities are scheduled, subject to revision by CLIENT and Peritus, as follows;

           Action/Event                Date for completion/Sign-off
           ------------                ----------------------------



               i)               _____ business days from____________

                                                         ___________

               ii)              _____ business days from____________

                                                          __________

     2.4- ADDITIONAL SERVICE WORK:

           Peritus shall provide the following additional services or items:

           ______________________________________________________
           ______________________________________________________

     2.5:  Peritus shall be paid for the services or items provided pursuant to
           Section 2.4 of this SO as follows:
           -----------

           ______________________________________________________
           ______________________________________________________


SECTION 3- APPLICABILITY OF TERMS OF SA:

     3.1: The SA provides definitions, terms and conditions that are to govern the provision of products and/or services as defined and described by a "Service Order", also referred to as an "SO". This Agreement is a Service Order and hereby is governed by and incorporates the definitions, terms and conditions of the SA. In the event that terms of this Agreement conflict with the terms of the SA, the terms of the SA shall control and take precedence over the terms and conditions of this Agreement.

SECTION 4- ASSOCIATED PURCHASE ORDER:

     4.1: In addition to any other applicable purchase orders, approval for payments with respect to work, services or goods provided under this SO are made or will be made under the purchase order numbered or entitled as
          _________________.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

GREAT AMERICAN INSURANCE COMPANY                 PERITUS SOFTWARE SERVICES, INC.
            (CLIENT)

By: _________________________                    By:____________________________

Name:  ______________________                    Name:__________________________

Title: ______________________                    Title:_________________________